EXHIBIT 14

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                                (pound)6,000,000
                              GUARANTEE AGREEMENT



                                     among



                      MORGAN STANLEY & CO. INCORPORATED,
                              as Issuing Lender,




                               VTL (UK) LIMITED,
                                 as Borrower,



                       VIATEL HOLDING (BERMUDA) LIMITED
                            VIATEL INTERNET LIMITED
                           VIATEL BROADBAND LIMITED,
                           as representing parties,




                              The Several Lenders
                       from Time to Time Parties Hereto








                         Dated as of October 21, 2005





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


                               TABLE OF CONTENTS

                                                                           PAGE


SECTION 1    DEFINITIONS.....................................................1

      1.1.   DEFINED TERMS...................................................1
      1.2.   OTHER DEFINITIONAL PROVISIONS...................................7

SECTION 2   AMOUNT AND TERMS OF COMMITMENTS..................................8

      2.1.   GUARANTEE COMMITMENT............................................8
      2.2.   FEES AND OTHER CHARGES..........................................8
      2.3.   GUARANTEE PARTICIPATIONS........................................8
      2.4.   REIMBURSEMENT OBLIGATION OF THE BORROWER........................9
      2.5.   OBLIGATIONS ABSOLUTE............................................9
      2.6.   GUARANTEE PAYMENTS..............................................9
      2.7.   TERMINATION OR REDUCTION OF COMMITMENTS.........................9
      2.8.   OVERDUE AMOUNTS................................................10
      2.9.   GUARANTEE OF REIMBURSEMENT OBLIGATIONS; SECURITY...............10
      2.10.  PRO RATA TREATMENT AND PAYMENTS................................10
      2.11.  REQUIREMENTS OF LAW............................................10
      2.12.  TAXES..........................................................11
      2.13.  CHANGE OF LENDING OFFICE.......................................12
      2.14.  REPLACEMENT OF LENDERS.........................................12

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER.................12

      3.1.   ORGANIZATION AND STANDING......................................12
      3.2.   SUBSIDIARIES...................................................13
      3.3.   CORPORATE POWER................................................13
      3.4.   AUTHORIZATION; ENFORCEABILITY..................................13
      3.5.   NO VIOLATION; CONSENTS.........................................13
      3.6.   FINANCIAL STATEMENTS; SEC REPORTS..............................14
      3.7.   NO LITIGATION..................................................14
      3.8.   COMPLIANCE WITH CONSTITUENT DOCUMENTS; NO DEFAULTS.............15
      3.9.   LICENSES; PERMITS..............................................15
      3.10.  TAXES........................................................ .15
      3.11.  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.....15
      3.12.  INTERNAL CONTROLS............................................ .15
      3.13.  INSURANCE......................................................16
      3.14.  INTELLECTUAL PROPERTY..........................................16
      3.15.  ASSETS.........................................................16
      3.16.  LABOR MATTERS................................................. 16
      3.17.  EMPLOYEE MATTERS...............................................16
      3.18.  ENVIRONMENTAL MATTERS..........................................17
      3.19.  CORRUPT PRACTICES ACT..........................................17
      3.20.  SOLVENCY.......................................................17
      3.21.  REGULATION T, U, X.............................................17
      3.22.  ABSENCE OF CHANGES.............................................17
      3.23.  COMPLIANCE WITH LAWS...........................................18

      3.24.  CERTAIN CONTRACTS..............................................18
      3.25.  NO MATERIAL MISSTATEMENTS......................................19
      3.26.  SECURITIES ACT; TRUST INDENTURE ACT............................19
      3.27.  NO BROKERS.....................................................19
      3.28.  SECURITIES LAW MATTERS.........................................19

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF THE LENDERS..................20

      4.1.   PRIVATE PLACEMENT..............................................20
      4.2.   CONSENTS.......................................................20

SECTION 5.   CONDITIONS PRECEDENT...........................................20


SECTION 6.   COVENANTS OF THE BORROWER......................................22

      6.1.   ACCESS TO BOOKS AND RECORDS....................................22
      6.2.   COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS....22
      6.3.   USE OF PROCEEDS................................................22
      6.4.   COMMUNICATION..................................................22
      6.5.   COMPLIANCE WITH BYE-LAWS.......................................23
      6.6.   COMPLIANCE CERTIFICATE.........................................23
      6.7.   USE OF CYBERNET SALE PROCEEDS..................................23
      6.8.   RULE 144A INFORMATION..........................................23
      6.9.   INTEGRATION....................................................23
      6.10.  NO PUBLIC OFFERING.............................................23

SECTION 7.   EVENTS OF DEFAULT..............................................23


SECTION 8.   MISCELLANEOUS..................................................25

      8.1.   AMENDMENTS AND WAIVERS.........................................25
      8.2.   NOTICES........................................................25
      8.3.   NO WAIVER; CUMULATIVE REMEDIES.................................26
      8.4.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................26
      8.5.   INDEMNIFICATION................................................26
      8.6.   DEFERRAL OF PAYMENT............................................28
      8.7.   RESERVED.......................................................28
      8.8.   PAYMENT OF EXPENSES............................................28
      8.9.   EXPENSE REIMBURSEMENT..........................................28
      8.10.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.........28
      8.11.  ADJUSTMENTS; SET-OFF...........................................31
      8.12.  PERSONS ENTITLED TO BENEFIT OF AGREEMENT.......................31
      8.13.  HEADINGS.......................................................31
      8.14.  INJUNCTIVE RELIEF..............................................31
      8.15.  TIME OF THE ESSENCE............................................31
      8.16.  COUNTERPARTS...................................................31
      8.17.  SEVERABILITY...................................................32
      8.18.  INTEGRATION....................................................32
      8.19.  GOVERNING LAW; WAIVER OF JURY TRIAL............................32
      8.20.  ACKNOWLEDGEMENTS...............................................33
      8.21.  USA PATRIOT ACT................................................33

SCHEDULES:

1.2    Commitments
3.2    Subsidiaries
3.3(c) Capital Stock
3.3(d) Restrictive Agreement
3.5    No Violation; Consents
3.6(b) Filings
3.7(a) Litigation
3.8    Compliance
3.9    Permits
3.10   Taxes
3.14   Intellectual Property
3.15   Assets
3.16   Labor Matters
3.18   Environmental Matters
3.20   Solvency
3.22   Certain Changes
3.23   Compliance with Laws
3.24   Certain Contracts
8.2    Addresses

EXHIBITS:

A      Form of Guarantee
B-1    Form of Officers' Certificate
B-2    Form of Closing Certificate
C      Form of Assignment and Assumption
D-1    Form of Legal Opinion of Freshfields Bruckhaus Deringer
D-2    Form of Legal Opinion of Appleby's
D-3    Form of Legal Opinion of Reitler Brown & Rosenblatt LLC

     GUARANTEE AGREEMENT, dated as of October 21, 2005, among MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation ("MORGAN STANLEY"), VTL (UK) LIMITED, a United Kingdom limited company (the "BORROWER"), Viatel Holding (Bermuda) Limited, a company organized under the laws of Bermuda ("HOLDING"), Viatel Broadband Limited ("VBL") and Viatel Internet Limited ("VIL") and the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS").

     The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

     1.1. DEFINED TERMS. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

     "ACT": as defined in Section 8.21.

     "ACTIONS": as defined in Section 3.7.

     "AGREEMENT": this Guarantee Agreement, as amended, supplemented or otherwise modified from time to time.

     "APPLICABLE LAW": means (a) any United States Federal, state, local or foreign or transnational law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by Holding or any of its Subsidiaries are listed or quoted.

     "APPROVED FUND": as defined in Section 8.10.

     "ASSIGNEE": as defined in Section 8.10(b).

     "ASSIGNMENT AND ASSUMPTION": an Assignment and Assumption, substantially in the form of Exhibit C.

     "AVAILABLE COMMITMENT": an amount equal to the excess, if any, of (a) the Guarantee Obligations OVER (b) the aggregate amount of demands made under the Guarantee that have not then been reimbursed pursuant to Section 2.4.

     "BANKRUPTCY LAW": Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors.

     "BENEFITED LENDER": as defined in Section 8.11(a).

     "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close.

     "CAPITAL STOCK": of any Person means any and all shares, partnership, membership or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt securities convertible into such equity) and any rights to purchase, warrants, options or similar interests with respect to the foregoing.

     "CLO": as defined in Section 8.10.

     "CLOSING DATE": the date on which the conditions precedent set forth in
Section 5 shall have been satisfied, which date is October 21, 2005.

     "CODE": the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITMENT": as to any Lender, the obligation of such Lender to participate in the Guarantee, in an aggregate face amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.2 or set forth in an Assignment and Assumption, as applicable, as the same may be changed from time to time pursuant to the terms hereof.

     "COMMISSION": means the U.S. Securities and Exchange Commission.

     "COMMON SHARES": means the Common Shares of the Borrower, par value (Pound) 1 per share.

     "COMMUNICATIONS LAWS": as defined in Section 3.23.

     "COMMUNICATION LIABILITIES": as defined in Section 3.23.

     "DEED OF PRIORITIES": means the Deed of Priorities dated June 23, 2005, by and between the Security Trustee, as security trustee for the Lenders, The Law Debenture Company, as security trustee for the holders of the New Notes, and The Law Debenture Company, as security trustee for the holders of the Existing Notes, as supplemented by a deed dated October 21, 2005.

     "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "DOLLARS" and "$": dollars in lawful currency of the United States of America.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

     "EXISTING NOTES": means Holding's 8% Convertible Senior Secured Notes due 2014.

     "FCC": the U.S. Federal Communications Commission.

     "FEDERAL RESERVE BOARD": the Board of Governors of the Federal Reserve System.

     "FINANCIAL STATEMENTS": as defined in Section 3.6(a).

     "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances of Holding and its Subsidiaries as of the date of determination.

     "GOVERNMENTAL AUTHORITY": means (i) any transnational, foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by Holding or any of the Subsidiaries are listed or quoted.

     "GUARANTEE": the guarantee to be issued by the Issuing Lender, substantially in the form attached hereto as Exhibit A.

     "GUARANTEE DOCUMENTS": this Agreement, the Guarantee, the Security Documents, and related agreements.

     "GUARANTEE OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undemanded and unexpired amount of the Guarantee and (b) the aggregate amount of demands made under the Guarantee that have not then been reimbursed pursuant to Section 2.4.

     "GUARANTEE PARTICIPANTS": the collective reference to all the Lenders other than the Issuing Lender.

     "GUARANTORS": Holding, VIL, VBL, and any other Subsidiary of Holding that may issue a guarantee of this Agreement under the Security Trust Agreement or other guarantee agreement.

     "INDEMNIFIED PERSON": as defined in Section 8.5(c).

     "INDEMNIFYING PERSON": as defined in Section 8.5(c).

     "INSOLVENCY EVENT": in respect of any Person means:

     (a) the initiation of a consent to Insolvency Proceedings by such company or any other person or the presentation of a petition for the making of an administration order and such proceedings not being disputed in good faith with a reasonable prospect of success; or

     (b) the making of an administration order in relation to such Person; or

     (c) an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of such Person; or

     (d) a distress, diligence, execution or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of such Person and such order, appointment, possession or process (as the case may be) not being discharged or otherwise ceasing to apply within 30 days; or

     (e) the making of an arrangement, composition, reorganization with or conveyance to or assignment for the creditors of such Person generally or the making of an application to a court of competent jurisdiction for protection from the creditors of such Person generally; or

     (f) the passing by such Person of an effective resolution or the making of an order by a court of competent jurisdiction for the winding up or dissolution of such Person; or

     (g) the appointment of an Insolvency Official in relation to such Person or in relation to the whole or any substantial part of the undertaking or assets of such Person.

     "INSOLVENCY OFFICIAL": in respect of any Person, a liquidator, provisional liquidator, administrator (whether appointed by the court or otherwise), administrative receiver, receiver or managers, nominee, supervisor, trustee in bankruptcy, conservator, guardian or similar official in respect of such Person or in respect of all (or substantially all) of the Person's assets or in respect of any arrangements or composition with creditors.

     "INSOLVENCY PROCEEDINGS": means the winding up, dissolution, voluntary arrangement or administration of a Person or corporation and shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such Person or corporation carried on business including the seeking of liquidation, winding up, reorganization, dissolution, administration, arrangement, adjustment, protection or relief from creditors or the appointment of an Insolvency Official.

     "INTELLECTUAL PROPERTY RIGHTS": means patents, trade marks, service marks, logos, getup, trade names, internet domain names, rights in designs, copyright (including rights in computer software) and moral rights, data base rights, semi-conductor topography rights, utility models, rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for registration, and all rights or forms of protection having equivalent or similar effect anywhere in the world.

     "INVESTMENT COMPANY ACT": as defined in Section 3.11.

     "ISSUING LENDER": Morgan Stanley & Co. Incorporated, in its capacity as issuer of the Guarantee.

     "LENDER": as defined in the preamble hereto, and, for the avoidance of doubt, including, unless the context otherwise requires, the Issuing Lender.

     "LETTER AGREEMENTS": (a) that certain letter agreement, dated October 21, 2005, by Holding and the holders of the Existing Notes and (b) that certain letter agreement, dated October 21, 2005, by Holding and the holders of the New Notes.

     "LIABILITIES": as to any Person, all debts, adverse claims, liabilities and obligations of such Person, whether accrued, vested or otherwise, fixed or unfixed, choate or inchoate, direct or indirect, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by applicable accounting standards to be reflected, in such Person's balance sheets or other books and records.

     "LIBOR RATE": with respect to any date, a rate of interest determined by the Issuing Lender equal to (a) the offered rate for deposits in Dollars for a three month period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), two Business Days prior to such date, divided by (b) a number equal to
1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two Business Days prior to such date (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System. If such interest rates shall cease to be available from Telerate News Service, the

LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Issuing Lender and the Guarantee Participant.

     "LIEN": any mortgage, sub-mortgage, security assignment, hypothecation, deposit arrangement, standard security, charge, sub-charge, pledge, lien (statutory or other), right of set-off or other encumbrance or security interest of any kind, however created or arising.

     "LLOYDS FACILITY": the revolving loan facility between Lloyds TSB Bank plc, as a lender, and the Borrower, as a borrower, dated as of October 21, 2005, in form and substance acceptable to the Issuing Lender and the other Lenders.

     "MATERIAL ADVERSE EFFECT": means a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of Holding and its Subsidiaries taken as a whole, or any other circumstance that in any manner would be expected to materially adversely affect the interests of the Lenders.

     "NETWORK": means the telecommunications network in Belgium, France, Germany, the Netherlands, Switzerland, United Kingdom and the United States operated or to be operated by Holding and its Subsidiaries (including all apparatus, equipment and telecommunications systems of every description which is installed and operated in connection therewith).

     "NEW NOTES": Holding's Senior Secured Increasing Rate Notes due 2007.

     "NON-EXCLUDED TAXES": as defined in Section 2.12.

     "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Issuing Lender or to any other Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Guarantee Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Issuing Lender or to any other Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

     "PARTICIPANT": as defined in Section 8.10(c).

     "PAYMENT OFFICE": Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, United States of America, Attention: Thomas E. Doster.

     "PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Guarantee Obligations then outstanding constitutes of the total Guarantee Obligations then outstanding).

     "PERMITS": as defined in Section 3.9.

     "PERMITTED LIENS" means the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable or which are being contested in good faith, by appropriate proceedings, provided, that adequate reserves with respect to such contest are maintained on the books of Holding or its Subsidiaries, as applicable, in accordance with GAAP; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Holding or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar Liens arising in the ordinary course of business; (e) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto; and (f) Liens securing obligations under the Existing Notes, the New Notes and this Agreement; so long as in each case set forth in (a) through (e) above the same do not materially impair the use or marketability of the asset or property subject to such Lien or materially impair the use, value or marketability of Holding's and its Subsidiaries' assets and properties in the aggregate. For purposes of clarity, the Permitted Liens described in clauses (a) through (e) above shall include equivalent Liens under similar laws of jurisdictions outside the United States.

     "PERSON": any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PLANS": as defined in Section 3.17.

     "PREFERRED STOCK": , as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "REGISTER": as defined in Section 8.10(b).

     "REGULATION D": as defined in Section 3.28(c).

     "REGULATION S": as defined in Section 3.28(b).

     "REIMBURSEMENT OBLIGATION": any obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.4 for demands made under the Guarantee.

     "REQUIRED LENDERS": the holders of more than 50% of the Total Commitments or, if the Commitments have been terminated, the total Guarantee Obligations.

     "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "SEC REPORTS": as defined in Section 3.6(b).

     "SECURITY AGREEMENTS": the Security Agreements dated October 21, 2005, by and between the Security Trustee and each of the Guarantors, respectively.

     "SECURITY DOCUMENTS": the Security Trust Agreement, the Security Agreements, the Deed of Priorities, and any mortgages, charges, assignments or other security interests from time to time granted by the Borrower or the Guarantors to the Security Trustee pursuant to the Security Trust Agreement or any other such security document.

     "SECURITY INTEREST": any mortgage, sub-mortgage, security assignment, standard security, charge, sub-charge, pledge, lien, right of set-off or other encumbrance or security interest of any kind, however created or arising.

     "SECURITY TRUST AGREEMENT": the Security Trust and Intercreditor Deed, dated October 21, 2005, as amended from time to time, by and among the Borrower, the Guarantors, and the Security Trustee.

     "SECURITY TRUSTEE": The Law Debenture Trust Corporation p.l.c., as security trustee for the Lenders under the Security Trust Agreement.

     "SPECIAL SHARE": the Special Share of Holding, as defined in Holding's bye-laws, and having the rights and privileges described therein.

     "SUBSIDIARY": of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

     "TERMINATION DATE": the earlier of (1) October 20, 2006 and (2) the termination of this Agreement in accordance with its terms.

     "TOTAL COMMITMENTS": at any time, the aggregate amount of the Commitments then in effect. The original amount of the Total Commitments is (pound)6,000,000.

     "TRANSFEREE": any Assignee or Participant.

     "VOTING STOCK": of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled at the time to vote in the election of directors, managers or trustees thereof.

     1.2. OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Guarantee Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein and in the other Guarantee Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holding and its Subsidiaries not defined in Section
1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, and (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

     2.1. GUARANTEE COMMITMENT. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in
Section 2.3(a), agrees to issue the Guarantee for the account of the Borrower on the Closing Date.

     2.2. FEES AND OTHER CHARGES. (a) The Borrower agrees to pay to the Issuing Lender a commitment fee for the period from and including the Closing Date to the Termination Date, computed at a per annum rate equal to 1.0% on the average daily amount of the Available Commitment during the period from and including the Closing Date to the Termination Date, payable on the Termination Date. Such fee shall be shared ratably among the Lenders.

     (b) In addition to the foregoing fee, if any demand is made under the Guarantee, Holding shall, on the date of such demand, issue additional New Notes under the Investment and Note Purchase Agreement dated June 23, 2005, by and among Holding and the purchasers party thereto, in aggregate principal amount of $1,000,000; PROVIDED, that the Lenders shall have the option, in their sole discretion, to have such fee paid in cash if satisfactory legal opinions have not been delivered prior to the issuance of such additional New Notes. The additional New Notes shall be issued ratably to the Lenders.

     (c) Fees paid pursuant to this Section 2.2 for the ratable benefit of the Lenders shall be distributed to the Lenders by the Issuing Lender on the Termination Date. Fees paid pursuant to this Section 2.2 shall be nonrefundable.

     2.3. GUARANTEE PARTICIPATIONS. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each Guarantee Participant, and, to induce the Issuing Lender to issue the Guarantee hereunder, each Guarantee Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Guarantee Participant's own account and risk an undivided interest equal to such Guarantee Participant's Percentage in the Issuing Lender's obligations and rights under the Guarantee issued hereunder and the amount of each demand paid by the Issuing Lender thereunder. Each Guarantee Participant unconditionally and irrevocably agrees with the Issuing Lender that, if any amount is paid under the Guarantee for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Guarantee Participant shall pay to the Issuing Lender within three Business Days of the Issuing Lender's demand at the Issuing Lender's address for notices specified herein an amount equal to such Guarantee Participant's Percentage of the amount of such payment, or any part thereof, that is not so reimbursed. Any payment by a Guarantee Participant to the Issuing Lender shall not reduce or affect the Reimbursement Obligations of the Borrower under Section 2.4.

     (b) If any amount required to be paid by any Guarantee Participant to the Issuing Lender pursuant to Section 2.3(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under the Guarantee is not paid to the Issuing Lender within three Business Days after the date such payment is demanded, the Issuing Lender shall be entitled to recover from such Guarantee Participant, on demand, such amount with interest thereon calculated from the date such payment was due at a per annum rate equal to the LIBOR Rate on such due date plus 1.0%. If any amount required to be paid by any Guarantee Participant to the Issuing Lender pursuant to Section 2.3(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under the Guarantee is not paid to the Issuing Lender within 30 Business Days after the date such payment is demanded, such overdue amount will bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2.0%. A certificate of the Issuing Lender submitted to any Guarantee Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Lender has made payment under the Guarantee and has received from any Guarantee Participant its PRO RATA share of such payment in accordance with Section 2.3(a), the Issuing Lender receives any payment related to the Guarantee (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such Guarantee Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Guarantee Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     2.4. REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a demand made under the Guarantee and paid by the Issuing Lender for the amount of (a) such demand so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment; PROVIDED that if the Issuing Lender notifies the Borrower of the presentment of a demand after 10:00 A.M. New York City time on any day, such reimbursement shall be made on the next Business Day. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds, or at such other address and in such other manner as may be agreed upon by the Borrower and the Issuing Lender. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.8.

     2.5. OBLIGATIONS ABSOLUTE. The Borrower's obligations under Section 2.4 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of the Guarantee or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of the Guarantee or any other party to which the Guarantee may be transferred or any claims whatsoever of the Borrower against any beneficiary of the Guarantee or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with the Guarantee, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower and the Lenders each agree that any action taken or omitted by the Issuing Lender under or in connection with the Guarantee or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower or any Lender.

     2.6. GUARANTEE PAYMENTS. If any demand shall be made for payment under the Guarantee, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any demand made for payment under the Guarantee shall, in addition to any payment obligation expressly provided for in the Guarantee, be limited to determining that the documents (including each demand) delivered under the Guarantee in connection with such presentment are substantially in conformity with the Guarantee.

     2.7. TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Issuing Lender, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; PROVIDED that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto, the Guarantee Obligations would exceed the Total Commitments; PROVIDED FURTHER, in the case of a termination of the Commitments, that the Guarantee has been unconditionally released under the Lloyds Facility and that no Guarantee Obligations are then outstanding. Any such reduction shall be in an amount equal to (Pound)500,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect. Notwithstanding the foregoing, if there are no Guarantee Obligations outstanding, the Commitments shall terminate on the date on which the Lloyds Facility is terminated and the Guarantee has been unconditionally released under the Lloyds Facility.

     2.8. OVERDUE AMOUNTS. If any Reimbursement Obligation, commitment or other fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity or otherwise), such overdue amount shall bear interest at a rate per annum equal to 14%, in each case from and including the date of such non-payment until but excluding the date such amount is paid in full (as well after as before judgment). Such interest shall be payable from time to time on demand. If any amount of interest is not paid on the date that it is demanded or if there are any amounts outstanding on the Termination Date, interest shall accrue upon such amounts at a rate per annum equal to 16%, in each case from and including the date of such non-payment until but excluding the date such amount is paid in full (as well after as before judgment).

     2.9. GUARANTEE OF REIMBURSEMENT OBLIGATIONS; SECURITY. To guarantee the due and punctual payment of the Reimbursement Obligations and interest, if any, and all other amounts payable by the Borrower under this Agreement when and as the same shall be due and payable, whether at maturity or otherwise, according to the terms of this Agreement, the Guarantors have, jointly and severally, unconditionally guaranteed the Obligations pursuant to the terms of the Security Trust Agreement. The Obligations are secured on a first-priority basis (pari passu with the New Notes) by the Security Interest created by the Security Documents pursuant to, and subject to the terms of, the Security Trust Agreement.

     2.10. PRO RATA TREATMENT AND PAYMENTS. (a) Each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made PRO RATA according to the Percentages of the Lenders.

     (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of fees, interest or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Issuing Lender, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. Each such payment shall be made PRO RATA according to the Percentages of the Lenders. The Issuing Lender shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of any Reimbursement Obligation pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     2.11. REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or the Guarantee, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of issuing or participating in the Guarantee, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 2.11, it shall promptly notify the Borrower (with a copy to the Issuing Lender) of the event by reason of which it has become so entitled.

     (b) if any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of the Guarantee to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Issuing Lender) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and PROVIDED FURTHER that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

     (c) A certificate as to any additional amounts payable pursuant to this
Section 2.11 submitted by any Lender to the Borrower (with a copy to the Issuing Lender) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.11 shall survive the termination of this Agreement, the termination or expiration of the Guarantee and the payment of all amounts payable hereunder.

     2.12. TAXES. All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Issuing Lender or any other Lender as a result of a present or former connection between the Issuing Lender or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Issuing Lender or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Guarantee Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Issuing Lender or any Lender hereunder, the amounts so payable to the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the

Issuing Lender or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Issuing Lender for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Issuing Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Issuing Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by the Issuing Lender or any Lender as a result of any such failure. The agreements in this Section 2.12 shall survive the termination of this Agreement, the termination or expiration of the Guarantee and the payment of all amounts payable hereunder.

     2.13. CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.11 or 2.12 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for the Guarantee with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section 2.13 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.11 or 2.12.

     2.14. REPLACEMENT OF LENDERS. The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section
2.11 or 2.12; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.13 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.11 or 2.12,
(iv) the replacement financial institution shall purchase, at par, all amounts owing to such replaced Lender on or prior to the date of replacement, (v) the replacement financial institution shall be satisfactory to the Issuing Lender,
(vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 8.10 (PROVIDED that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.11 or 2.12, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Issuing Lender or any other Lender shall have against the replaced Lender.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER


     To induce the Issuing Lender and the other Lenders to enter into this Agreement and to issue or participate in the Guarantee, the Borrower and the Guarantors hereby represent and warrant to the Issuing Lender and each Lender that:

     3.1. ORGANIZATION AND STANDING. Holding and each of its Subsidiaries have been duly incorporated or formed and are validly existing as corporations or companies, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, as the case may be, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority could not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect. Holding and each of its Subsidiaries has furnished to the

Issuing Lender true and correct copies of Holding's and each of its Subsidiary's certificate of incorporation and bye-laws (and/or other organizational documents) in substantially the form as will be in effect as of the Closing Date. Phrases used in this Section 3.1 shall incorporate equivalent references used in each relevant jurisdiction.

     3.2. SUBSIDIARIES. The companies listed on Schedule 3.2 hereto are all the Subsidiaries of Holding. Except as set forth in Schedule 3.2, neither Holding nor the Borrower owns a majority of or controls, directly or indirectly, any corporation, association or other entity.

     3.3. CORPORATE POWER. The Borrower and each of the Guarantors has full right, power and authority to execute and deliver each Guarantee Document to which it is a party, and to perform their respective obligations hereunder and thereunder; and all corporate or company action required to be taken for the due and proper authorization, execution and delivery of each of the Guarantee Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly taken.

     3.4. AUTHORIZATION; ENFORCEABILITY. (a) This Agreement has been duly authorized, executed and delivered by the Borrower and each of the Guarantors and constitutes a valid and legally binding agreement of the Borrower and each of the Guarantors, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

     (b) The Security Trust Agreement, including the amendments thereto, has been duly authorized by the Borrower and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Borrower and each of the Guarantors, enforceable against the Borrower and each of the Guarantors in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

     (c) The Security Documents, including the amendments thereto, have been duly authorized by each of the Borrower and the Guarantors party thereto and are valid and legally binding obligations of the Borrower and each of the Guarantors, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

     3.5. NO VIOLATION; CONSENTS. Except as set forth in Schedule 3.5, the execution, delivery and performance by Holding and each of its Subsidiaries of each of the Guarantee Documents to which each is a party and compliance by Holding and each of its Subsidiaries party thereto with the terms thereof and the consummation of the transactions contemplated by the Guarantee Documents will not (with or without due notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or cause or give rise to the acceleration or increase of any benefits or any termination right, or result in the creation or imposition of any Lien (other than the Liens created in favor of the Security Trustee) upon any property or assets of Holding or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, including any lease or employment agreement, or any Permit, to which Holding or any of its Subsidiaries is a party or by which Holding or any of its Subsidiaries is bound or to which any of the property or assets of Holding or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bye-laws or similar organizational documents of Holding or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over Holding or any of its Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, or notification of, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by Holding and each of its Subsidiaries of each of the Guarantee Documents to which each is a party and compliance by Holding and each of its Subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Guarantee Documents.

     3.6. FINANCIAL STATEMENTS; SEC REPORTS. (a) The financial statements (including the related notes) that were included in Holding's Form 20-F for the fiscal year ended December 31, 2004 that was filed with the Commission on June 30, 2005 (the "FINANCIAL STATEMENTS"), are in accordance with the books and records of Holding and each of its Subsidiaries, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby and fairly present the consolidated financial position, results of operations and cash flows of the entities purported to be covered thereby as of the respective dates and for the respective periods indicated.

     (b) Except as set forth in Schedule 3.6(b), since June 30, 2005, Holding has filed all forms, reports and documents required to be filed by it with the Commission pursuant to the Exchange Act (collectively, and including any documents filed by Holding at any time with the Commission that were not at the time of filing required to be so filed, the "SEC REPORTS"). As of the respective dates they were filed (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), (i) the SEC Reports were prepared, and all forms, reports and documents filed with the Commission after the date of this Agreement will be prepared, in all material respects in accordance with the requirements of Applicable Law and (ii) none of the SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of Holding's Subsidiaries is required to make any filing with the Commission pursuant to the Exchange Act.

     (c) As of December 31, 2004 and as of the date hereof, neither Holding nor any of its Subsidiaries had, and as of the Closing Date neither Holding nor any of its Subsidiaries will have, any Liabilities, except (i) Liabilities fully and adequately reflected or noted on the balance sheet as of December 31, 2004 included in the Financial Statements (to the extent quantified in such balance sheet or the notes thereto); (ii) Liabilities incurred since December 31, 2004 in the ordinary course of business and consistent with past practice which are not material individually or in the aggregate; and (iii) the New Notes.

     3.7. NO LITIGATION. (a) Except as set forth in Schedule 3.7(a) (to the extent quantified therein), there is no action, order, writ, injunction, investigation, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation (collectively, "ACTIONS") pending and as to which Holding or any of its Subsidiaries has received notice or, to the knowledge of Holding and its Subsidiaries, otherwise pending or threatened against (i) Holding or any of its Subsidiaries, (ii) any benefit plan for personnel of Holding or any of its Subsidiaries or any fiduciary or administrator thereof, or (iii) any officers or directors of Holding or any Subsidiary which relates to the business of Holding and its Subsidiaries. Except as set forth in Schedule 3.7(a), there is, to the knowledge of Holding and its Subsidiaries, no basis for any Action of the nature described in the previous sentence arising from events, occurrences, actions or omissions prior to the Closing Date. None of Holding or any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction or decree of any court of governmental agency and there are not unsatisfied judgments against Holding or any of its Subsidiaries.

     (b) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Guarantee; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to Holding or any of its Subsidiaries which would prevent or suspend the issuance of the Guarantee; no action, suit or proceeding is pending against or, to the best knowledge of Holding and each of its Subsidiaries, threatened against or affecting Holding or any of its Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Guarantee or in any manner draw into question the validity or enforceability of any of the Guarantee Documents or any action taken or to be taken pursuant thereto.

     3.8. COMPLIANCE WITH CONSTITUENT DOCUMENTS; NO DEFAULTS. Neither Holding nor any of its Subsidiaries is (i) in violation of its charter or bye-laws (or similar organizational documents), (ii) in default in any material respect, and, to the knowledge of Holding, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holding or any of its Subsidiaries is a party or by which Holding or any of its Subsidiaries is bound or to which the property or assets of Holding or any of its Subsidiaries is subject or (iii) except as set forth on Schedule 3.8, to the knowledge of Holding, in violation in any material respect of any law, ordinance, governmental rule or regulation to which it or its property or assets are subject.

     3.9. LICENSES; PERMITS. Except as set forth on Schedule 3.9, Holding and each of its Subsidiaries possess all material licenses, certificates, authorizations and permits (collectively, "PERMITS") issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary or, in the reasonable judgment of Holding, desirable for the ownership or lease of their respective properties or the conduct of their respective businesses, and neither Holding nor any of its Subsidiaries has received notification of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course.

     3.10. TAXES. Except as set forth on Schedule 3.10, Holding and each of its Subsidiaries have properly filed all federal, state, local and foreign income, sales, turnover and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon (other than those taxes being contested in good faith or those taxes currently payable without penalty or interest, in each case for which adequate reserves have been provided in accordance with generally accepted accounting principles), and no tax deficiency, including, without limitation, any underpayment or incorrect filing, has been determined adversely to Holding or any of its Subsidiaries, and no such tax deficiency is known to Holding or any of its Subsidiaries.

     3.11. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holding nor any of its Subsidiaries is (i) an "investment company" or (assuming none of the Lenders is an investment company) a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or (assuming none of the Lenders is a holding company) a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     3.12. INTERNAL CONTROLS. Holding and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.13. INSURANCE. Holding and each of its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are, in the reasonable judgment of Holding, adequate to protect Holding, its Subsidiaries and their respective businesses. Neither Holding nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

     3.14. INTELLECTUAL PROPERTY. Except as set forth in Schedule 3.14, Holding and each of its Subsidiaries own or has licensed to it, all Intellectual Property Rights which are necessary to carry on their respective businesses as they are carried on at the date of this Agreement and in accordance with the current documented plans for the businesses; and the conduct of their respective businesses will not conflict in any respect with, and Holding and its Subsidiaries have not received any notice of any claim of conflict with, any Intellectual Property Rights of others.

     3.15. ASSETS. Except as set forth on Schedule 3.15, Holding and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of Holding and its Subsidiaries, including without limitation the Network, in each case free and clear of all Liens (other than under the Security Documents and Permitted Liens), claims and defects and imperfections of title except such as do not materially interfere with the use made of such property. The rights, properties and other assets presently owned, leased or licensed by Holding include all rights, properties and other assets
(i) used by Holding in the conduct of its business prior to the date hereof, and
(ii) necessary or convenient to permit Holding to conduct its business from and after the date hereof in the same manner in all respects as such business has been conducted prior to the date hereof.

     3.16. LABOR MATTERS. Except as set forth in Schedule 3.16, no labor disturbance by or dispute with the employees of Holding or any of its Subsidiaries exists or, to the best knowledge of Holding and each of its Subsidiaries, is contemplated or threatened. There are no agreements with labor unions or associations representing employees of Holding or any of the Subsidiaries (save for the Subsidiaries organized under the laws of France) and to the knowledge of Holding and its Subsidiaries, there has not been any organizing effort by any such union or association.

     3.17. EMPLOYEE MATTERS. Each employee benefit or compensation plan, agreement or arrangement maintained or contributed to by Holding or any of its Subsidiaries or with respect to which Holding or any of its Subsidiaries could be subject to Liabilities (the "PLANS") has been maintained and operated in accordance with Applicable Law and with its terms (including contribution requirements and requirements for tax qualification or registration). Each Plan that is intended to be funded or book reserved is fully funded or book reserved, as applicable, based upon reasonable actuarial assumptions. Other than for benefit payments in the ordinary course, there are no pending, or to Holding's knowledge, threatened claims (against the Plans or any fiduciaries of the Plans or against Holding or any of its Subsidiaries with respect to the Plans) and no event has occurred or is reasonably expected to occur which could result in the Plans or Holding or any of its Subsidiaries being subject to any Liabilities, taxes or penalties under the Plans. Holding and its Subsidiaries have complied with all applicable employment laws with respect to their employees and employment practices.

     3.18. ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.18, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by Holding or any of its Subsidiaries (or, to the best knowledge of Holding or any of its Subsidiaries, any other entity (including any predecessor) for whose acts or omissions Holding or any of its Subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by Holding or any of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit that would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any material liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which Holding or any of its Subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to result in any material liability or obligation on the part of Holding and its Subsidiaries.

     3.19. CORRUPT PRACTICES ACT. None of Holding or any of its Subsidiaries or any director, officer, or, to the knowledge of Holding, any agent, employee or other person acting on behalf of Holding or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds;
(iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     3.20. SOLVENCY. Except as set forth in Schedule 3.20, on and immediately after the Closing Date, the Borrower and each of the Guarantors (after giving effect to the issuance of the Guarantee and to the other transactions related thereto) will be Solvent and no Insolvency Event has occurred in respect of Holding or any of its Subsidiaries. As used in this paragraph, the term "SOLVENT" shall have the meaning given in any relevant jurisdiction by or construed in accordance with the applicable law of that jurisdiction, or if there is no such meaning or such meaning cannot be construed, means, with respect to a particular date, that on such date (i) the fair value and present fair saleable value of the assets of the Borrower or such Guarantor, as the case may be, exceeds: (x) the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower or such Guarantor, as the case may be, and (y) the amount required to pay such liabilities as they become absolute and mature in the normal course of business; (ii) the Borrower or such Guarantor, as the case may be, has the ability to pay its debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and mature in the normal course of business; and (iii) neither the Borrower nor such Guarantor, as the case may be, has an unreasonably small amount of capital with which to conduct its business. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     3.21. REGULATION T, U, X. Neither Holding nor any of its Subsidiaries owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

     3.22. ABSENCE OF CHANGES. Since December 31, 2004, and except as set forth on Schedule 3.22, (i) there has not been any change in the Capital Stock or long-term debt of Holding or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Holding on any class of Capital Stock, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in Holding and its Subsidiaries taken as a whole, (ii) neither Holding nor any of its Subsidiaries has entered into any transaction or agreement that is material to Holding and its Subsidiaries taken as a whole, other than in the ordinary course of business, or incurred any liability or obligation, direct or contingent, that is material to Holding and its Subsidiaries taken as a whole, other than in the ordinary course of business and
(iii) neither Holding nor any of its Subsidiaries has taken any action described in Section 76A(3) of Holding's bye-laws, except as and to the extent specifically permitted by this Agreement.

     3.23. COMPLIANCE WITH LAWS. Except as set forth in Schedule 3.23, Holding and each of its Subsidiaries are in compliance in all material respects with all Applicable Laws of any Governmental Authority. Neither Holding nor any of its Subsidiaries has received any notice that it is not in compliance with any of the foregoing. Without limitation of any of the foregoing, neither Holding nor any of its Subsidiaries (i) has failed to comply with any law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by any governmental authority (including but not limited to the FCC, the U.K. Office of Communications, the U.K. Director General of Telecommunications, and the U.K. Department of Trade and Industry) relating in any way to the offering or provision of communications (collectively, "COMMUNICATIONS LAWS") or to obtain, maintain or comply with any permit, license, authorization or other approval required under any of the Communications Laws, (ii) has become subject to any liability, contingent or otherwise (including any liability for damages, costs, fines, penalties or indemnities) directly or indirectly resulting from or based upon (w) a violation of any of the Communications Laws, (x) the generation or use of communications,
(y) exposure to communications or radio frequency emissions or (z) any contract, agreement or other consensual agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing (collectively, "COMMUNICATION LIABILITIES"), (iii) has received notice of any claim with respect to any Communication Liability or (iv) knows of any basis for any Communication Liability.

     3.24. Certain Contracts. Except as set forth on Schedule 3.24, neither Holding nor any of its Subsidiaries is a party to or otherwise bound by any written or oral contract, agreement, arrangement or understanding that was entered into after December 31, 2004:

     (a) containing any covenant or restriction limiting the freedom of Holding or its Subsidiaries to engage in any line of business in any geographic area or to compete with any person or contract or agreement with third parties limiting the freedom of any officer, director or stockholder of Holding or any Subsidiary so to engage or compete;

     (b) that binds, restricts or applies to, or purports to bind, restrict or apply to, any affiliate of Holding that is not a Subsidiary of Holding or any Lender, including without limitation in any area of mutual interest, exclusivity, non-competition or otherwise;

     (c) concerning employment or severance involving severance or annual compensation in excess of (pound)100,000, or under which any rights or benefits would accrue, become due, be paid, accelerate or otherwise arise as a result of any of the transactions contemplated hereby;

     (d) concerning debt for money borrowed;

     (e) relating to the issuance of securities by Holding or any Subsidiary; or

     (f) entered into outside of the usual course of business.

The Borrower has provided the Lenders with a true and complete copy of each agreement described above. None of Holding or any of its Subsidiaries is (and to the best knowledge of Holding no other party is) in material breach or violation under any contract that is material to Holding or such Subsidiary; there is no event which with the lapse of time or notice or both would constitute such a default; and no defenses, offsets or counterclaims have been asserted by any party thereto.

     3.25. NO MATERIAL MISSTATEMENTS. This Agreement, including the schedules and exhibits attached hereto, and the financial statements and financial data furnished to the Lenders by or at the direction of Holding or any of its Subsidiaries in connection with the evaluation of the transactions contemplated by this Agreement do not contain any material misstatement of material fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. The circumstances and events that are not required to be identified on schedules to this Agreement by reason of the materiality qualifications contained in the representations and warranties in this Section 3, or which are otherwise within such qualifications, in the aggregate do not have, and could not reasonably be expected to have, a Material Adverse Effect.

     3.26. SECURITIES ACT; TRUST INDENTURE ACT. Assuming the accuracy of the representations and warranties of the Lenders contained in Section 4, it is not necessary, in connection with the issuance of any additional New Notes to the Lenders in the manner contemplated by Section 2.2(b) of hereof, to register such New Notes under the Securities Act or to qualify such New Notes under the Trust Indenture Act.

     3.27. NO BROKERS. Neither Holding nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against Holding, its Subsidiaries or the Lenders for a brokerage commission, finder's fee or like payment in connection with the issuance of additional New Notes.

     3.28. SECURITIES LAW MATTERS. (a) The New Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

     (b) None of Holding, any of its Subsidiaries, any of their respective affiliates or any person (other than the Lenders or their affiliates) acting on its or their behalf has engaged or will engage in any "directed selling efforts" (as such term is defined in Regulation S under the Securities Act ("REGULATION S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

     (c) None of Holding, any of its Subsidiaries or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or could be integrated with the issuance of the additional New Notes in a manner that would require registration of the New Notes under the Securities Act.

     (d) None of Holding, any of its Subsidiaries or any of their respective affiliates or any other person acting on its or their behalf (other than the Lenders) has solicited offers for, or offered or sold, the New Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     (e) Neither Holding nor any of its Subsidiaries has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the issuance of the additional New Notes.

            SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE LENDERS

     Each Lender severally as to itself only, and not jointly, hereby represents and warrants to the Borrower on the date that any fee is paid pursuant to
Section 2.2(b) hereof that:

     4.1. PRIVATE PLACEMENT. (a) Such Person understands that (i) the issuance of the additional New Notes pursuant to Section 2.2(b) hereof is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and (ii) there is no existing public or other market for the New Notes.

     (b) Such Person (i) is a "qualified institutional buyer," as such term is defined in Rule 144A under the Securities Act or (ii) is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

     (c) Such Person is acquiring the additional New Notes to be acquired pursuant to Section 2.2(b) hereof for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the resale or distribution thereof.

     (d) Such Person understands that the additional New Notes will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws and that Holding's reliance on such exemption is predicated upon the Lenders' representations contained herein. In addition, such Person understands that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

     (e) Such Person (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the New Notes, (B) has had an opportunity to discuss with management of Holding the intended business and financial affairs of Holding and to obtain information (to the extent Holding possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access,
(C) can bear the economic risk of (x) an investment in the New Notes indefinitely and (y) a total loss in respect of such investment, and (D) has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the New Notes to protect its own interest in connection with such investment.

     4.2. CONSENTS. Such Person has not taken nor will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the issuance of the additional New Notes.

                        SECTION 5. CONDITIONS PRECEDENT

     The respective obligations of the Issuing Lender and the Lenders hereunder are subject to the performance by Holding and each of its Subsidiaries of their covenants and other obligations hereunder, to the accuracy of the statements of Holding and each of its Subsidiaries and their respective officers made in any certificates delivered pursuant hereto and to each of the following additional conditions precedent:

          (a) The Issuing Lender shall have received this Agreement, executed and delivered by a duly authorized officer of Holding, the Borrower and each Lender.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Guarantee Documents, and all other legal matters relating to the Guarantee Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Lenders, and Holding and its Subsidiaries shall have furnished to the Lenders all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

          (c) Freshfields shall have furnished to the Lenders their written opinion, addressed to the Lenders and dated the Closing Date, in form and substance reasonably satisfactory to the Lenders, substantially in the form set forth in Exhibit D-1 hereto. The Lenders shall have received such other opinions of counsel with regard to New York law and Bermuda law as they may request, in form and substance reasonably satisfactory to the Lenders.

          (d) The representations and warranties of Holding and each of its Subsidiaries contained herein and in each of the Guarantee Documents (i) that are qualified by materiality shall be true and correct and (ii) that are not qualified by materiality shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, Holding and each of its Subsidiaries shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date and subsequent to December 31, 2004 there shall have been no Material Adverse Effect, and the Borrower and each Guarantor shall have furnished to the Lenders a certificate, dated the Closing Date, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Borrower or the Guarantor, as applicable, and in the form attached as Exhibit B-1 hereto, stating that, to his/her best knowledge based on the investigation described therein, the foregoing is true and correct.

          (e) The Security Trust Agreement shall have been duly executed and delivered by the Borrower, the Guarantors, the Security Trustee, and the Lenders.

          (f) The Lloyds Facility shall be have been duly executed and delivered by the Borrower and Lloyds TSB Bank plc and shall be in full force and effect.

          (g) The Security Documents shall have been duly executed and delivered.

          (h) The Letter Agreements shall have been duly executed and delivered.

          (i) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated by this Agreement.

          (j) No action, suit or proceeding is pending against or, to the knowledge of Holding and its Subsidiaries, threatened against or affecting Holding or any of its Subsidiaries or any of the Lenders before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect this Agreement or the Guarantee or in any manner draw into question the validity or enforceability of any of the Guarantee Documents or any action taken or to be taken pursuant thereto or, in the reasonable judgment of any Lender, makes it inadvisable for such Lender to proceed with the consummation of the transactions contemplated hereby.

          (k) All consents, waivers, approvals and authorizations required to be obtained from any Governmental Authority or any other Person to consummate all transactions contemplated by the Guarantee Documents shall have been obtained, in each case in form and substance satisfactory to the Lenders.

          (l) On or prior to the Closing Date, Holding and its Subsidiaries shall have furnished to the Lenders such further customary certificates and documents as the Lenders may reasonably request to evidence the accuracy of the representations and warranties or the satisfaction of the agreements and conditions contained herein.

          (m) The Borrower shall have appointed CT Corporation as its agent for service of process in accordance with Section 8.19 hereof.

          (n) The Issuing Lender shall have received a certificate of the Borrower and each of the Guarantors, dated the Closing Date, substantially in the form of Exhibit B-2 hereto with appropriate insertions and attachments.

All agreements, opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Lenders.

                      SECTION 6. COVENANTS OF THE BORROWER

     The Borrower covenants and agrees with each Lender as follows:

     6.1. ACCESS TO BOOKS AND RECORDS. The Borrower and each Guarantor shall, and the Borrower shall cause each Subsidiary to, afford to each of the Lenders and the Lenders' accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, leases, agreements, commitments and records and, during such period, shall, upon request, furnish promptly to each of the Lenders all other information as the Lenders may reasonably request, provided that no investigation or receipt of information pursuant to this Section 6.1 shall affect any representation or warranty of the Borrower or the conditions to the obligations of the Lenders.

     6.2. COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS. Holding shall, and shall cause each of its Subsidiaries to, use all commercially reasonable efforts to cause all conditions precedent to the obligations of Holding and its Subsidiaries to be satisfied.

     6.3. USE OF PROCEEDS. The Borrower shall, and shall cause each of its Subsidiaries to, use the proceeds from the Lloyds Facility for payment of expenses incurred in connection with the transactions contemplated by the Guarantee Documents and for working capital and general corporate purposes, in particular the implementation of Holding's current business plan as disclosed to the Lenders and as may be amended from time to time by the Board. The Borrower shall pay the Issuing Lender all fees required to be paid and all expenses for which invoices have been presented no later than three Business Days after the Closing Date.

     6.4. COMMUNICATION. Prior to the Closing Date, Holding shall not (and shall not permit any Subsidiary to) issue any press release or other communication directly or indirectly or hold any press conference with respect to the condition, financial or otherwise, or earnings, business affairs or business prospects of Holding or its Subsidiaries, as the case may be (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of Holding or its

Subsidiaries, as the case may be, and of which the Lenders are notified), without the prior written consent of the Lenders, unless and to the extent that in the judgment of Holding or its Subsidiaries and their counsel, and after notification to the Lenders, such press release or communication is required by law.

     6.5. COMPLIANCE WITH BYE-LAWS. Holding shall, and shall cause all of its Subsidiaries to, comply with all of the terms and conditions of Section 76A and
Schedule 2 of its Bye-Laws.

     6.6. COMPLIANCE CERTIFICATE. Holding shall deliver to the Issuing Lender within 120 days after the end of the 2005 fiscal year of Holding an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of Holding they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action Holding is taking or proposes to take with respect thereto.

     6.7. USE OF CYBERNET SALE PROCEEDS. Holding shall, and shall cause each of its Subsidiaries to deposit the proceeds from the sale of Cybernet (Schweiz) AG into Holding's account # 11477366 with Lloyds TSB Bank plc. Immediately upon receipt of the proceeds from the sale of Cybernet (Schweiz) AG, the Borrower shall use such proceeds to repay the Lloyds Facility in full, whereupon the Borrower shall terminate the Lloyds Facility, cause the Guarantee to be unconditionally released under the Lloyds Facility and any excess proceeds from the sale of Cybernet (Schweiz) AG shall be retained by the Borrower.

     6.8. RULE 144A INFORMATION. Holding shall furnish to the Lenders and to prospective purchasers of the New Notes from such Persons, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, in each case subject to the receipt of appropriate confidentiality agreements (the foregoing agreement being for the benefit of Holding, the holders from time to time of the additional New Notes and such prospective purchasers).

     6.9. INTEGRATION. Holding shall not, and shall cause its affiliates (as defined in Rule 501(b) of Regulation D) not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the issuance of the New Notes in a manner which would require registration of the New Notes under the Securities Act.

     6.10. NO PUBLIC OFFERING. Holding shall not, and shall cause its affiliates not to, authorize or knowingly permit any person acting on their behalf (other than the Lenders or the holders of the New Notes, as to which no covenant is given) to (i) solicit any offer to buy or offer to sell the New Notes by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act; (ii) engage in any directed selling efforts within the meaning of Regulation S or fail to comply with the offering restrictions requirement of Regulation S; or (iii) offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering of the New Notes as contemplated by Section 2.2(b) hereof.

                          SECTION 7. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

     (a) the Borrower shall fail to pay any Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Reimbursement

Obligation, or any other amount payable hereunder or under any other Guarantee Document, within seven days after any such interest or other amount becomes due in accordance with the terms hereof; or

     (b) Holding or any of its Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or any other Guarantee Document (other than as provided in paragraphs (a) and (b) of this Section), and such default shall continue unremedied for a period of 60 days after written notice of such failure shall have been delivered to the Borrower by a Lender or the Security Trustee; or

     (c) Holdings or any of it Subsidiaries defaults under its obligations under the New Notes or the Investment and Note Purchase Agreement, dated June 23, 2005, by and among Holding and the Purchasers party thereto, after giving effect to applicable cure periods provided for therein.

     (d) Holdings or any of it Subsidiaries defaults under its obligations under the Existing Notes or the Investment and Note Purchase Agreement, dated April 21, 2004, by and among Holding, the holder of the Special Share and the Purchasers party thereto, after giving effect to applicable cure periods provided for therein.

     (e) The Borrower defaults under its obligations under the Lloyds Facility, after giving effect to applicable cure periods provided for therein.

     (f) Holding or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law or otherwise shall be liquidated, dissolved, adjudicated insolvent, or shall fail to pay, or shall admit in writing its inability to pay its debts as they mature, or shall make a general assignment for the benefit of creditors; or Holding or any of its Subsidiaries shall apply for or consent to the appointment of any receiver, custodian, trustee or similar officer for it or for all or any substantial part of its property, or such receiver, custodian, trustee or similar officer shall be appointed without the application or consent of Holding or any of its Subsidiaries; or Holding or any of its Subsidiaries shall institute (by petition, application, answer, consent or otherwise), or take any action to authorize the institution of, any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to Holding or any of its Subsidiaries under the laws of any jurisdiction or takes any comparable action under any foreign laws relating to insolvency; or any such proceeding shall be instituted (by petition, application or otherwise) against Holding or any of its Subsidiaries and such proceeding shall not be dismissed within 60 days after being instituted;

     (g) (i) any Security Document or any security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid, or not perfected, or shall cease or fail for any reason to be in full force and effect or to create or constitute a security interest with the priority and effect required under the Security Trust Agreement and such default or failure continues for 10 days after written notice, or (ii) the Borrower or any Guarantor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under this Agreement or any Guarantee Document;

     (h) A representation or warranty made or repeated by Holding or any of its Subsidiaries in or in connection with this Agreement or any Guarantee Document or in any certificate or statement delivered by or on behalf of Holding or any of its Subsidiaries under or in connection with this Agreement or any Guarantee Document is incorrect in any material respect when made or deemed to have been made or repeated;

     (i) Holding and its Subsidiaries (taken as a whole) cease to carry on all or a substantial part of its business, other than the contemplated sale by Holding of its subsidiary Cybernet (Schweiz) AG;

     (j) Any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against Holding or any of its Subsidiaries where there is a reasonable likelihood of an adverse outcome to Holding or any of its Subsidiaries where that outcome is of a nature which would have a Material Adverse Effect; or

     (k) All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, Holding or any of its material Subsidiaries are seized, expropriated, nationalised or otherwise compulsory acquired by or under the authority of any government or government entity, then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above with respect to Holding or the Borrower, automatically the Commitments shall immediately terminate and all amounts owing under this Agreement and the other Guarantee Documents (including all amounts of Guarantee Obligations, whether or not the beneficiaries of the Guarantee shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Issuing Lender may, or upon the request of the Required Lenders, the Issuing Lender shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) with the consent of the Required Lenders, the Issuing Lender may, or upon the request of the Required Lenders, the Issuing Lender shall, by notice to the Borrower, declare all amounts owing under this Agreement and the other Guarantee Documents (including all amounts of Guarantee Obligations, whether or not the beneficiaries of the Guarantee shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                            SECTION 8. MISCELLANEOUS

     8.1. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Guarantee Document, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Issuing Lender and the Required Lenders; PROVIDED, that to the extent that any amendment, waiver or departure would adversely affect the rights or obligations of, or impose additional obligations on, any Lender in a manner that is materially different from the manner in which it affects the rights or obligations of the other Lenders, or that would forgive the amount of any Reimbursement Obligation, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or that would increase the amount of any Lender's Commitment, then the written consent of such Lender shall be required; PROVIDED FURTHER, that that to the extent that any amendment, waiver or departure would amend, modify or waive any provision of this Section 8.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Guarantee Documents, release any of the Guarantors from their obligations under the Security Documents (except as contemplated by this Agreement), then the written consent of such Lender shall be required. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

     8.2. NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this

Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service. Any party may change its address for Notice by Notice given to the Borrower in accordance with the foregoing. No objection may be made to the method of delivery of any Notice actually and timely received.

     To the Borrower:

           VTL (U.K.) Limited
           Inbucon House
           Wick Road
           Egham, Surrey TW20 OHR
           United Kingdom
           Attn:  General Counsel
           Telephone:  44-1784-494-248
           Fax:  44-1784-494-281

     and

     To the Issuing Lender or other Lenders:

          To the addresses specified on Schedule 8.2 hereto.

     8.3. NO WAIVER; CUMULATIVE REMEDIES. None of the Borrower or any Lender shall, by any act of omission or commission, be deemed to waive any of its rights or remedies hereunder or under any other Guarantee Document unless such waiver be in writing and signed by such Person and then only to the extent specifically set forth therein; a waiver on one occasion shall not, except as specifically set forth therein, be construed as continuing or as a bar to or waiver of a right or remedy on any other occasion. All remedies conferred upon each such Person by this Agreement shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at such Person's option.

     8.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Holdings and its Subsidiaries and of the Lenders contained in this Agreement shall survive the transactions contemplated hereby until the first anniversary of the Closing Date; provided, however, that the representations contained in Sections 3.3 and 3.4 hereof shall survive until the expiration of the applicable statute of limitations. The respective indemnities, covenants and agreements of the Borrower, the Guarantors and the Lenders contained in this Agreement or made by or on behalf of Holding, its Subsidiaries or the Lenders pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of Holding, its Subsidiaries or the Lenders.

     8.5. INDEMNIFICATION.(a) The Borrower agrees to indemnify and hold harmless the Issuing Lender, each other Lender, each of the Issuing Lender's or other Lender's officers, directors, trustees, employees and each person, if any, who controls the Issuing Lender's or other Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the extent arising out of, or based upon, (i) the negotiation, execution, delivery or compliance with this Agreement or pursuit of any of the transactions connected with or contemplated by this Agreement, and (ii) any failure to be true of any representation or warranty made by Holding or any of its Subsidiaries set forth in this Agreement.

     (b) The obligations to indemnify and hold harmless pursuant to Section 8.5(a) hereof shall survive the consummation of the transactions contemplated by this Agreement indefinitely except that such indemnification obligations which are based upon any representation or warranty as set forth in Section 8.4 shall survive only for the applicable periods of time set forth in the first sentence of Section 8.4, except for claims asserted in writing prior to the expiration of such applicable periods, which claims shall survive until final resolution thereof.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to Section 8.5(a), such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnification may be sought (the "INDEMNIFYING PERSON") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this
Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time after receiving notice of the commencement of the action to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel to the Indemnified Person, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and, based on the advice of counsel to the Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Each Indemnified Person shall use all reasonable efforts to cooperate with the Indemnifying Person in the defense of any such action or claim; provided that if an Indemnified Person has retained its own counsel, whether at the Indemnifying Person's expense or at the Indemnified Person's expense, such Indemnified Person shall only be required to cooperate to the extent such Indemnified Person reasonably believes such cooperation would not impair its defense of such action or claim. Any such separate firm for any Lender, and their respective affiliates, directors and officers and any control persons of such Lender shall be designated in writing by the Lenders, as the case may be, and any such separate firm for Holding, its Subsidiaries and any control persons of Holding and its Subsidiaries shall be designated in writing by the Borrower. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     8.6. DEFERRAL OF PAYMENT. The Borrower shall be permitted to defer payment of any indemnification amount, other than indemnity-related fees and expenses (which shall be reimbursed by the Borrower on a current basis as provided below), until the earlier of (i) the date that is 12 months following the Closing Date and (ii) the date on which the Borrower becomes subject to any bankruptcy, insolvency, liquidation or similar proceeding. Interest will accrue on all payment amounts deferred pursuant to this Section 8.6 at a rate of 10% per annum, which amount shall be payable along with the indemnification amount upon termination of the deferral period. To the extent permitted under Section 8.5, the Borrower shall reimburse a Lender for all indemnity-related fees and expenses (including but not limited to legal fees) within five Business Days of such Lender's request for reimbursement.

     8.7. RESERVED.

     8.8. PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Borrower agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs of reproducing and distributing each of the Guarantee Documents; (ii) the fees and expenses of Holding's and its Subsidiaries' counsel and independent accountants; and (iii) the fees and expenses of the Security Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties).

     8.9. EXPENSE REIMBURSEMENT. The Borrower agrees to reimburse the Lenders for all out-of-pocket expenses and fees, including the fees and expenses of attorneys, accountants and consultants employed in connection with the Lenders' consideration, negotiation and consummation of the investment, including the Lenders' due diligence on the Borrower and any documentation relating to the transactions contemplated by this Agreement and any of the Guarantee Documents.

     8.10. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "ASSIGNEE") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment) with the prior written consent of:

               (A) the Borrower (such consent not to be unreasonably withheld), PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

               (B) the Issuing Lender.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Issuing Lender) shall not be less than (Pound)500,000 unless each of the Borrower and the Issuing Lender otherwise consent, PROVIDED that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

               (B) the parties to each assignment shall execute and deliver to the Issuing Lender an Assignment and Assumption, together with a processing and recordation fee of $3,500;

               (C) the Assignee, if it shall not be a Lender, shall deliver to the Issuing Lender an administrative questionnaire; and

               (D) in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Guarantee Documents, PROVIDED that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the second proviso to the first sentence of Section 8.1 and (2) directly affects such CLO.

     For the purposes of this Section 8.10, the terms "Approved Fund" and "CLO" have the following meanings:

           "APPROVED FUND" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

           "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

     (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 8.5 and 8.9). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.10 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (iv) The Issuing Lender, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and amount of the Guarantee Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Issuing Lender shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of the Borrower or the Issuing Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments); PROVIDED that
(A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the second proviso to the first sentence of Section 8.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.11(b) as though it were a Lender, provided such Participant shall be subject to Section 8.11(a) as though it were a Lender.

     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

     8.11. ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Issuing Lender after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

     8.12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the sole benefit of and be binding upon the parties hereto and their respective successors and the affiliates, officers, trustees and directors of each Lender. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 8.12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     8.13. HEADINGS. The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     8.14. INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to (in addition to any other remedy to which the Person may be entitled, at law or in equity) injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     8.15. TIME OF THE ESSENCE. Time is of the essence with respect to all of the obligations and agreements specified in this Agreement.

     8.16. COUNTERPARTS. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     8.17. SEVERABILITY. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and such provision shall be interpreted to the fullest extent permitted by the law; provided that the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

     8.18. INTEGRATION. This Agreement and the Guarantee Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreement, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

     8.19. GOVERNING LAW; WAIVER OF JURY TRIAL. (a) This Agreement shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof. The Borrower hereby irrevocably submits to the jurisdiction of any court of the State of New York located in the County of New York or the United States District Court for the Southern District of the State of New York, any appellate courts from any thereof (any such court, a "NEW YORK COURT") or any court of the United Kingdom located in London, or any appellate courts from any thereof (any such court, a "UK COURT"), but shall not be required to submit to the jurisdiction of a court other than a New York Court or UK Court, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or under any applicable securities laws and arising out of the foregoing, which is brought by or against the Borrower, and the Borrower hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any such court. Each party hereto (other than the Borrower) hereby irrevocably submits to the jurisdiction of any New York Court, but shall not be required to submit to the jurisdiction of a court other than a New York Court, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or under any applicable securities laws and arising out of the foregoing, which is brought by or against such party, and such party hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any such court. The Borrower hereby agrees not to commence any action, suit or proceeding relating to this Agreement other than in a New York Court except to the extent mandated by applicable law. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any New York Court or any UK Court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. Each party hereto (other than the Borrower) hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any New York Court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (b) The submission to the jurisdiction referred to in the preceding paragraph shall not limit the right of any Lender to take proceedings against any other party hereto in courts of any other competent jurisdiction nor shall the taking of proceedings against such other party in any one or more jurisdictions preclude the taking of proceedings against such other party in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

     (c) The Borrower agrees that the process by which any suit, action or proceeding is begun in connection with this Agreement may be served on it at its principal place of business in the United Kingdom for the time being. If the Borrower ceases to have a principal place of business in the United Kingdom, it shall immediately appoint a further person in the United Kingdom to accept service of process on its behalf in such jurisdiction. Nothing contained herein shall affect the right of the parties hereto to serve process in any other manner permitted by law. In addition, the Borrower acknowledges and agrees that
(a) it has, by separate letter, irrevocably appointed CT Corporation System, as its authorized agent upon which process may be served in any suit or proceeding against the Borrower arising out of or relating to this Agreement or under any securities laws of the United States or any state thereof and arising out of the foregoing, (b) it has, prior to the date hereof, paid such agent an amount in cash sufficient to procure such agent's services for one year from the date hereof and (c) service of process upon such agent, and written notice of said service to the Borrower by the person serving the same to the address provided above, shall be deemed in every respect effective service of process upon the Borrower in any such suit or proceeding. The Borrower agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of at least one year from the date of this Agreement. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.20. ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Guarantee Documents;

     (b) no Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Guarantee Documents, and the relationship between the Lenders and the Borrower, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Guarantee Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     8.21. USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. The Borrower shall promptly provide such information upon request by any Lender.

                       [Remainder of page left blank intentionally.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                               VTL (UK) LIMITED


                               By: /s/ Stuart Blythe
                                   -----------------------------
                                   Name:  Stuart Blythe
                                   Title: Director


                               VIATEL HOLDING (BERMUDA) LIMITED


                               By: /s/ Lucy Woods
                                   -----------------------------
                                   Name:  Lucy Woods
                                   Title: Chief Executive Officer




                               VIATEL INTERNET LIMITED


                               By: /s/ Stuart Blythe
                                   -----------------------------
                                   Name:  Stuart Blythe
                                   Title: Director




                               VIATEL BROADBAND LIMITED


                               By: /s/ Stuart Blythe
                                   -----------------------------
                                   Name:  Stuart Blythe
                                   Title: Director





                               MORGAN STANLEY & CO. INCORPORATED
                               as the Issuing Lender and as a Lender


                               By: /s/ Thomas E. Doster
                                   -----------------------------
                                   Name:  Thomas E. Doster
                                   Title: Managing Director

                               Varde Partners, Inc., as a Lender



                               By:  /s/ George G. Hicks
                                   -----------------------------
                                   Name:  George G. Hicks
                                   Title: Managing Partner

                                                                   SCHEDULE 1.2

                             REVOLVING COMMITMENTS

=================================== =================================
              LENDER                             AMOUNT
=================================== =================================
----------------------------------- ---------------------------------
Morgan Stanley & Co. Incorporated             (pound)4,836,000.00
----------------------------------- ---------------------------------
----------------------------------- ---------------------------------
Varde Partners, Inc.                          1,164,000.00
----------------------------------- ---------------------------------
----------------------------------- ---------------------------------

----------------------------------- ---------------------------------
----------------------------------- ---------------------------------

----------------------------------- ---------------------------------
----------------------------------- ---------------------------------

----------------------------------- ---------------------------------
----------------------------------- ---------------------------------

----------------------------------- ---------------------------------
----------------------------------- ---------------------------------
             TOTAL                              (Pound)6,000,000.00
=================================== =================================